EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               -------------------

                                                              Three Months Ended
                                                                March 31, 2000
                                                              ------------------

Earnings before income taxes                                       $ 3,293

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                                          (61)
Dividends from less than 50% owned
   affiliates                                                           25
Fixed charges                                                          320
Interest capitalized, net of amortization                                1
                                                                   -------

Earnings available for fixed charges                               $ 3,578
                                                                   =======

Fixed charges:
Interest incurred:
   Consumer products                                               $   256
   Financial services                                                   25
                                                                   -------

                                                                       281

Portion of rent expense deemed to represent
   interest factor                                                      39
                                                                   -------

Fixed charges                                                      $   320
                                                                   =======

Ratio of earnings to fixed charges                                    11.2
                                                                   =======

                                                                      EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               ------------------

                                                                            Years Ended December 31,
                                               ------------------------------------------------------------------------------------
                                                 1999               1998               1997               1996               1995
                                               --------           --------           --------           --------           --------

Earnings before income
   taxes and cumulative
   effect of accounting
   changes                                     $ 12,695           $  9,087           $ 10,611           $ 10,683           $  9,347

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                                (197)              (195)              (207)              (227)              (246)
Dividends from less
   than 50% owned
   affiliates                                        56                 70                138                160                202
Fixed charges                                     1,363              1,386              1,438              1,421              1,495
Interest capitalized,
   net of amortization                               (2)                (5)               (16)                13                  2
                                               --------           --------           --------           --------           --------
Earnings available for
   fixed charges                               $ 13,915           $ 10,343           $ 11,964           $ 12,050           $ 10,800
                                               ========           ========           ========           ========           ========

Fixed charges:
Interest incurred:
   Consumer products                           $  1,118           $  1,166           $  1,224           $  1,197           $  1,281
   Financial services                                89                 77                 67                 81                 84
                                               --------           --------           --------           --------           --------

                                                  1,207              1,243              1,291              1,278              1,365
Portion of rent expense
   deemed to represent
   interest factor                                  156                143                147                143                130
                                               --------           --------           --------           --------           --------

Fixed charges                                  $  1,363           $  1,386           $  1,438           $  1,421           $  1,495
                                               ========           ========           ========           ========           ========
Ratio of earnings to
   fixed charges                                   10.2                7.5                8.3                8.5                7.2
                                               ========           ========           ========           ========           ========